                            DATED 8TH FEBRUARY, 2002





                          MULLION INTERNATIONAL LIMITED

                                     - and -

                              ROYAL HOLDINGS, INC.

                                     - and -

                           CRADLE PENHALIGON'S LIMITED





                      -------------------------------------

            Deed of Variation to an agreement dated 18 December 2001
          relating to the sale and purchase of the entire issued share capital of LMK Limited and shares in the capital of Penhaligon
               & Jeavons Investments Co Limited, Mulmkion BV and
           Penhaligon's Pacific Limited and Cradle Penhaligon's Limited

                      -------------------------------------






                    Skadden, Arps, Slate, Meagher & Flom LLP
                                One Canada Square
                                  Canary Wharf
                                 London E14 5DS






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THIS DEED OF VARIATION is made the 8th day of February, 2002

BETWEEN:

1. MULLION INTERNATIONAL LIMITED, whose registered office is at P.O. Box 3186, Roadtown, Tortola, British Virgin Islands ("Mullion");

2. ROYAL HOLDINGS, INC., a Delaware Corporation, whose business address is c/o Fox Paine & Co. LLC, 950 Tower Lane, Suite 1150, Foster City, California 94404 ("Royal");

AND

3. CRADLE PENHALIGON'S LIMITED, whose registered office is at 20-22 Bedford Row, London WC1R 4 JS ("Cradle").

Mullion, Royal and Cradle shall be referred to herein as the "Parties".

WHEREAS

(A) Mullion and Royal entered into an agreement on 18 December 2001 for the sale and purchase of the entire issued share capital of LMK Limited and shares in the capital of Penhaligon's & Jeavons Investment Co. Limited, Mulmkion BV and Penhaligon's Pacific Limited (the "Agreement") and Royal has since assigned most of its rights under the Agreement to Cradle.

(B) The Parties are now entering into this Deed of Variation to vary the provisions of the Agreement.

NOW THIS DEED WITNESSES as follows:

1.   Amendment to the Agreement

     Pursuant to sub-clause 17 (c) of the Agreement the parties hereby agree that the Agreement shall be varied in accordance with each of the amendments set forth in the Schedule of Amendments to the Agreement attached hereto.

2.   General

(A) The Agreement shall as from the date hereof take effect as varied in accordance with this Deed of Variation.

(B) Save as expressly set out in this Deed of Variation and in the Schedule hereto, all the provisions of the Agreement shall continue in full force and effect.

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(C)  This Deed of Variation shall be governed by and construed in accordance with English Law.

(D) This Deed of Variation may be executed in counterparts with the same effect as if executed on the same document.

In witness whereof this Deed of Variation has been duly executed with effect from the day and year first before written.


Executed and delivered as a         )
Deed by MULLION                     )
INTERNATIONAL LIMITED               )
acting by                           )
                                           Director /s/ Stanley Silverstein
                                                    -----------------------

                                           Director/Secretary___________________


Executed and delivered as a         )
Deed by ROYAL HOLDINGS,             )
INC. acting by                      )
                                           Director /s/ Jason Hurwitz
                                                    -----------------

                                           Director/Secretary /s/ Tory Thacker
                                                              ----------------

Executed and delivered as a         )
Deed by  CRADLE                     )
PENHALIGON'S LTD.                   )
acting by                           )
                                           Director /s/ Jason Hurwitz
                                                    -----------------

                                           Director/Secretary /s/ Tory Thacker
                                                              ----------------


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                             SCHEDULE OF AMENDMENTS

------------------------------------------------------------------------------------------------------------
Paragraph                     Amendment
------------------------------------------------------------------------------------------------------------
3(A)                          In the first sentence, the reference "3(F)" shall be deleted and replaced with the reference "3(G)".
------------------------------------------------------------------------------------------------------------
3(B)                          In the introductory language of the paragraph the
                              reference "3(F)" shall be deleted and replaced
                              with the reference "3(G)".
------------------------------------------------------------------------------------------------------------
3(C)                          In the third sentence immediately after the phrase
                              "If the Seller and the Purchaser agree as to the
                              amount of the Net Working Capital Amount set forth
                              in the draft Net Working Capital Statement" the
                              words "or otherwise" shall be inserted.
------------------------------------------------------------------------------------------------------------
3(G)                          In each of the second and third sentences of the
                              paragraph, the phrase "clauses 3(B) to 3(G)" shall
                              be deleted and replaced with the phrase "clauses
                              3(B) through 3(G)".
------------------------------------------------------------------------------------------------------------
5(C)                          In first sentence of the last paragraph
                              immediately before the words "One Raffles Link",
                              the words "Purchaser shall procure that" shall be
                              deleted. In the first sentence immediately after
                              the words "One Raffles Link" the word "continues"
                              shall be deleted and replaced by "may continue".
------------------------------------------------------------------------------------------------------------
5(F)                          In the first sentence immediately after the words
                              "transfer to the Purchaser of", the word "all"
                              shall be inserted.

                              In the first sentence immediately after the words
                              "inventory, fixtures and fittings situated therein" the word "all" shall be inserted.

                              At the end of the third sentence immediately after the words "under the name "Penhaligon's" situated in the U.S." the words "shall be transferred to the Purchaser (or its designee)" shall be inserted.

                              At the end of the fourth sentence immediately
                              after the words "at the store at 870 Madison
                              Avenue and the assets" the words "held at Saks
                              (5th Avenue) or Warnaco or" shall be deleted and
                              replaced with the words "used or held for use at
                              Saks (5th Avenue) and Warnaco and".
------------------------------------------------------------------------------------------------------------
5(G)                          In the first sentence immediately after the words
                              60 days insert "after the Completion Date".

                              In the second sentence immediately after the words
                              "to the extent Penhaligon's Limited shall incur
                              any liability or costs under such
------------------------------------------------------------------------------------------------------------



                                       4



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
------------------------------------------------------------------------------------------------------------
                              guarantee" delete the word "it" and replace with
                              the words "the Purchaser".

                              In the second sentence immediately after the words
                              "any such liability or costs from the Escrow", delete the word "Agreement" and replace with the word "Account".

                              In the middle of the second sentence immediately after the words "relating to such guarantee under the Escrow", delete the word "Agreement" and replace with the word "Account".

                              In the middle of the second sentence immediately after the words "reimburse liabilities or costs incurred under such guarantee", the word "be" shall be inserted.

                              At the end of the paragraph immediately after the sub-clause marked "(x)" insert the words "the date on which".

                              At the end of the paragraph before the sub-clause marked "(y)" delete the word "guaranty" and replace with the word "guarantee".

                              At the end of the paragraph immediately after the
                              words "(y) the expiration of such lease" insert
                              the words "and guaranty".
------------------------------------------------------------------------------------------------------------
6(C)                          In the parenthetical phrase, delete the term
                              "Agent" and replace with the term "Account".
------------------------------------------------------------------------------------------------------------
9(B)                          At the end of the first sentence immediately after
                              the words "Usable NOL", delete the word "amount"
                              and replace with the word "Amount".

                              At the end of the second sentence immediately after the words "including that contemplated by the", delete the word "Condition" and insert the words "Conditions to completion set forth in Clause 4".

                              At the beginning of the third sentence immediately after the words "To the extent that more than the" replace the word "Usual" with the word "Usable".

                              At the end of the second sentence immediately before the words " . . . Schedule 2)." insert the words "the matter set forth in".

                              In the second last line of the paragraph delete
                              the word "Agreement" and replace with the word
                              "Account".
------------------------------------------------------------------------------------------------------------


                                       5



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
------------------------------------------------------------------------------------------------------------
                              In the second last line of the paragraph delete
                              "35" and replace with "0.35".

------------------------------------------------------------------------------------------------------------
10                            At the end of the final sentence immediately
                              before the words "the Purchaser shall not be
                              required to take any action" insert "(i)".

                              At the end of the final sentence after the words
                              "Clause 6(F)" replace the word "on" with the word
                              "or".

                              In the second last sentence of the paragraph,
                              immediately after the words "Clause 6(G)", insert
                              the words "and (ii) this Clause 10 shall not apply
                              to any Assurance, obligation, representation,
                              Warranty, liability, agreement or covenant of the
                              Seller or the Seller's Group set forth in, or
                              arising under, this Agreement or any Completion
                              Document or in relation to the indemnity provided
                              by Warnaco (HK) Limited in relation to the Izka
                              and Lejaby businesses (the "Hong Kong
                              Indemnity")".
------------------------------------------------------------------------------------------------------------
13(B)                         In the last sentence immediately after the words
                              "prior to Completion; provided that the" delete
                              the word "Seller" and replace with the word
                              "Seller's".
------------------------------------------------------------------------------------------------------------
17(B)                         Following clause (ii) insert a new paragraph
                              "Provided, however, that this clause 17(B) does
                              not apply in relation to the Hong Kong Indemnity".
------------------------------------------------------------------------------------------------------------
18(C)                         Insert a full stop after the "Co" in "Fox Paine & Co."
------------------------------------------------------------------------------------------------------------
Definitions                   In each of the defitions of "Net Working Capital
                              Amount" and "Net Working Capital Statement"
                              replace "3(F)" with "3(G)".

                              After the definition of "Escrow Agent" insert the
                              following definition: ""Escrow Agreement" shall
                              mean the agreement governing the Escrow Account".
------------------------------------------------------------------------------------------------------------




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